                                                                     EXHIBIT 4.1

                      FISHER SCIENTIFIC INTERNATIONAL INC.

                                       AND

                J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION,

                                   AS TRUSTEE





                             -----------------------

                          SUPPLEMENTAL INDENTURE NO. 1

                            DATED AS OF MARCH 3, 2004

                             -----------------------

                                TABLE OF CONTENTS

                                                                                                                 PAGE
                                                     ARTICLE 1
                                                    Definitions
Section 1.01.       Relation to Base Indenture....................................................................2
Section 1.02.       Definition of Terms...........................................................................2

                                                     ARTICLE 2
                                 General Terms and Conditions of the Senior Notes

Section 2.01.       Designation and Principal Amount..............................................................7
Section 2.02.       Maturity......................................................................................7
Section 2.03.       Form of Note..................................................................................7
Section 2.04.       Issue of Notes................................................................................7
Section 2.05.       Issuance in Global Form.......................................................................7
Section 2.06.       Interest......................................................................................7
Section 2.07.       No Sinking Fund...............................................................................8
Section 2.08.       Other Terms of Notes..........................................................................8

                                                     ARTICLE 3
                                              Redemption of the Notes

Section 3.01.       Optional Redemption...........................................................................8
Section 3.02.       Notice of Redemption..........................................................................8
Section 3.03.       Notes Redeemed in Part........................................................................9

                                                     ARTICLE 4
                             Repurchase at Option of Holders upon a Change in Control

Section 4.01.       Purchase at the Option of the Holder upon a Change in Control.................................9
Section 4.02.       Notice of Change in Control...................................................................9
Section 4.03.       Exercise of Option............................................................................9
Section 4.04.       Procedures...................................................................................10

                                                     ARTICLE 5
                           Purchase of Notes by the Company at the Option of the Holder

Section 5.01.       Purchase of Notes by the Company at the Option of the Holder.................................11

                                                     ARTICLE 6
                           Conditions and Procedures for Purchases at Option of Holders

Section 6.01.       Notice of Purchase Date or Change in Control.................................................13
Section 6.02.       Effect of Purchase Notice or Change in Control Purchase Notice; Effect of Event
                       of Default................................................................................14

                                                                                                               PAGE
Section 6.03.       Notes Purchased in Part......................................................................16
Section 6.04.       Covenant to Comply with Securities Laws upon Purchase of Notes...............................16
Section 6.05.       Repayment to the Company.....................................................................16
Section 6.06.       Officers' Certificate........................................................................16

                                                     ARTICLE 7
                                                 Events of Default

Section 7.01.       Events of Default............................................................................17

                                                     ARTICLE 8
                                                    Defeasance

Section 8.01.       Defeasance...................................................................................17

                                                     ARTICLE 9
                                              Modification and Waiver

Section 9.01.       Modification and Waiver......................................................................17

                                                    ARTICLE 10
                                                    Conversion

Section 10.01.      Right To Convert.............................................................................18
Section 10.02.      Conversion Procedures........................................................................20
Section 10.03.      Cash Payments in Lieu of Fractional Shares...................................................21
Section 10.04.      Taxes on Conversion..........................................................................21
Section 10.05.      Covenants of the Company.....................................................................21
Section 10.06.      Adjustments to Conversion Rate...............................................................22
Section 10.07.      Calculation Methodology......................................................................25
Section 10.08.      When No Adjustment Required..................................................................25
Section 10.09.      Notice of Adjustment.........................................................................26
Section 10.10.      Voluntary Increase...........................................................................26
Section 10.11.      Notice to Holders Prior to Certain Actions...................................................26
Section 10.12.      Effect of Reclassification, Consolidation, Merger, Binding Share Exchange or Sale............27
Section 10.13.      Responsibility of Trustee....................................................................28
Section 10.14.      Successive Adjustments.......................................................................28
Section 10.15.      General Considerations.......................................................................28
Section 10.16.      Payment of Cash in Lieu of Common Stock......................................................28

                                                    ARTICLE 11
                                               Additional Covenants

Section 11.01.      Prohibition on Incurrence of Subordinated Debt that is Senior to the Notes...................29

                                                                                                               PAGE
                                                    ARTICLE 12
                                                      Ranking

Section 12.01.      Ranking......................................................................................30

                                                    ARTICLE 13
                                                   Miscellaneous

Section 13.01.      Ratification of Indenture....................................................................30
Section 13.02.      Trustee Not Responsible for Recitals.........................................................30
Section 13.03.      New York Law to Govern.......................................................................30
Section 13.04.      Separability.................................................................................30
Section 13.05.      Counterparts.................................................................................30

     THIS SUPPLEMENTAL INDENTURE No. 1 (this "SUPPLEMENTAL INDENTURE NO. 1"), dated as of March 3, 2004, is between FISHER SCIENTIFIC INTERNATIONAL INC., a Delaware corporation (the "COMPANY"), and J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association duly organized and existing under the laws of the United States, as Trustee (the "TRUSTEE").

                                 R E C I T A L S

     WHEREAS, the Company has heretofore executed and delivered to the Trustee a Subordinated Indenture dated as of January 20, 2004 between the Company and the Trustee (the "BASE INDENTURE" and together with this Supplemental Indenture No. 1, the "INDENTURE"), providing for the issuance from time to time of series of the Company's Securities (as defined in the Base Indenture);

     WHEREAS, Section 901(4) of the Base Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Base Indenture to establish the form or terms of Securities of any series as permitted by Sections 201 or 301 of the Base Indenture;

     WHEREAS, pursuant to Section 301 of the Base Indenture, the Company wishes to provide for the issuance of a new series of Securities to be known as its 3.25% Convertible Senior Subordinated Notes due March 1, 2024 (the "NOTES"), the form and terms of such Notes and the terms, provisions and conditions thereof to be set forth as provided in this Supplemental Indenture No. 1;

     WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture No. 1 and the Company further certifies that all requirements necessary to make this Supplemental Indenture No. 1 a valid, binding and enforceable instrument in accordance with its terms, and to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid, binding and enforceable obligations of the Company, have been done and performed, and the execution and delivery of this Supplemental Indenture No. 1 has been duly authorized in all respects.

     NOW, THEREFORE, in consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE 1
                                   DEFINITIONS


     Section 1.01. Relation to Base Indenture. This Supplemental Indenture No. 1 constitutes an integral part of the Base Indenture.

     Section 1.02. Definition of Terms. For all purposes of this Supplemental Indenture No. 1:

          (a) Capitalized terms used herein without definition shall have the meanings specified in the Base Indenture;

          (b) a term defined anywhere in this Supplemental Indenture No. 1 has the same meaning throughout;

          (c) the singular includes the plural and vice versa;

          (d) headings are for convenience of reference only and do not affect interpretation;

          (e) the following terms have the meanings given to them in this
     Section 1.02(e):

     "BENEFICIAL OWNER" has the meaning set forth in Rule 13d-3 of the Exchange Act.

     "CAPITAL STOCK" of any Person means any and all shares (including ordinary shares or American Depositary Shares), interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) capital stock or other equity participations, including partnership interests, whether general or limited, of such Person and any rights (other than debt securities convertible or exchangeable into an equity interest), warrants or options to acquire an equity interest in such Person.

     "CASH AMOUNT" has the meaning set forth in Section 10.16.

     "CASH SETTLEMENT AVERAGING PERIOD" has the meaning set forth in Section 10.16.

     "CASH SETTLEMENT NOTICE PERIOD" has the meaning set forth in Section 10.16.

     A "CHANGE IN CONTROL" shall be deemed to have occurred at such time after the original issuance of the Notes as any of the following occurs: (a) a "person" or "group" within the meaning of Section 13(d) of the Exchange Act, other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any such Subsidiary or Mr. Paul Montrone, Mr. Paul Meister and individuals who are officers, directors, employees and other members of management of the Company as of the date of the issuance of the Notes, or immediate family members or relatives thereof, or trusts or partnerships for the benefit of, or companies or other entities owned by, any of the foregoing, or any of their heirs, executors, successors or legal representatives, who at any particular date shall beneficially own or have the right to acquire directly or indirectly, common stock of the Company files a Schedule TO (or any other schedule, form or report under the Exchange Act) disclosing that such Person or group has become the direct or indirect ultimate Beneficial Owner of Common Equity of the Company representing more than 50% of the voting power of the Company's Common Equity; (b) consummation of any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property or any sale, lease or other transfer (in one transaction or a series of transactions) of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person (other than the Company or one or more of the Company's Subsidiaries); provided, however, that a transaction where the holders of the Company's Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of the aggregate voting power of all classes of Common Equity of the continuing or surviving corporation or transferee immediately after such event shall not be a Change in Control; or (c) Continuing Directors cease to constitute at least a majority of the Board of Directors; provided, however, that a Change in Control shall not be deemed to have occurred in respect of any of the foregoing if either (i) the Last Reported Sale Price per share of Common Stock for any five Trading Days within the period of ten consecutive Trading Days ending immediately before the later of the Change in Control or the public announcement thereof shall equal or exceed 105% of the Conversion Price of the Notes in effect immediately before the Change in Control or the public announcement thereof; or (ii) at least 90% of the consideration (excluding cash payments for fractional shares) in the transaction or transactions constituting the Change in Control consists of shares of capital stock traded on a national securities exchange or quoted on the NASDAQ National Market (or which shall be so traded or quoted when issued or exchanged in connection with such Change in Control) (such securities being referred to as "Publicly Traded Securities") and as a result of such transaction or transactions the Notes become convertible into such Publicly Traded Securities (excluding cash payments for fractional shares).

     "CHANGE IN CONTROL PURCHASE DATE" has the meaning set forth in Section
4.01.

     "CHANGE IN CONTROL PURCHASE NOTICE" has the meaning set forth in Section 4.03.

     "CHANGE IN CONTROL PURCHASE PRICE" has the meaning set forth in Section
4.01.

     "COMMON EQUITY" of any Person means Capital Stock of such Person that is generally entitled to (1) vote in the election of directors of such Person or
(2) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

     "COMMON STOCK" means the common stock, par value $0.01 per share, of the Company.

     "COMPANY NOTICE" has the meaning set forth in Section 6.01.

     "COMPANY NOTICE DATE" has the meaning set forth in Section 6.01.

     "CONTINUING DIRECTORS" means, as of any date of determination, any member of the Board of Directors of the Company (i) who was a member of such Board of Directors on February 18, 2004; or (2) who becomes a member subsequent to February 18, 2004 and whose appointment, election, or nomination for election by the stockholders of the Company is duly approved by a majority of the Continuing Directors who were members of such Board at the time of the relevant appointment, nomination or election, either by specific vote or by approval of the proxy statement issued by the Company on behalf of the Board of Directors in which such individual is named as a nominee for director.

     "CONVERSION AGENT" means the office or agency designated by the Company where Notes may be presented for conversion.

     "CONVERSION DATE" has the meaning set forth in Section 10.02.

     "CONVERSION OBLIGATION" has the meaning set forth in Section 10.16.

     "CONVERSION PERIOD" means the period from and including the eleventh Trading Day in a fiscal quarter of the Company to, but excluding, the eleventh Trading Day of the following fiscal quarter.

     "CONVERSION PRICE" means $1,000 divided by the Conversion Rate.

     "CONVERSION RATE" has the meaning set forth in Section 10.01.

     "CONVERSION RETRACTION PERIOD" has the meaning set forth in Section 10.16.

     "CONVERSION VALUE" means the product of (a) the Last Reported Sale Price of the Common Stock on a given day and (b) the applicable Conversion Rate.

     "DISTRIBUTED ASSETS OR NOTES" has the meaning provided in Section 10.06(c).

     "DISTRIBUTION ADJUSTMENT MARKET PRICE" means, with respect to the per share of Common Stock of the Company on any day, the average of the Last Reported Sale Prices for the 10 consecutive Trading Days commencing on and including the "ex date" with respect to the issuance or distribution requiring such computations. As used herein, the term "ex date," when used with respect to any issuance or distribution, shall mean the first date upon which a sale of shares of Common Stock does not automatically transfer the right to receive the relevant dividend from the seller of such Common Stock to its buyer.

     "EQUITY INTERESTS" means any capital stock, partnership, joint venture, member or limited liability or unlimited liability company interest, beneficial interest in a trust or similar entity or other equity interest or investment of whatever nature.

     "FAIR MARKET VALUE" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined by the Board of Directors acting reasonably and in good faith.

     "FINAL NOTICE DATE" has the meaning set forth in Section 10.16.

     "INITIAL PUBLIC OFFERING" means, in the event of a Spin-Off, the first time securities of the same class or type as the securities being distributed in the Spin-Off are bona fide offered to the public for cash.

     "INTEREST PAYMENT DATE" as to the Notes, shall have the meaning set forth in Section 2.06; and as to other Securities issued under the Base Indenture, shall mean the Stated Maturity of an installment of interest on such Securities.

     "LAST REPORTED SALE PRICE" of Common Stock on any date means the closing sale price per share (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a U.S. national or regional securities exchange, as reported by the Nasdaq National Market. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange and not reported by the Nasdaq National Market on the relevant date, the "Last Reported Sale Price" shall be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If the Common Stock is not so quoted, the "Last Reported Sale Price" will be the average of the midpoint of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

     "MARKET PRICE" means the average of the Last Reported Sale Prices of the Common Stock for the 20 Trading Day period ending on the applicable date of determination (if the applicable date of determination is a Trading Day or, if not, then on the last Trading Day prior to such applicable date of determination), appropriately adjusted to take into account the occurrence, during the period commencing on the first of the Trading Days during such 20 Trading Day period and ending on the applicable date of determination, of any event that would result in an adjustment of the Conversion Rate under this Indenture.

     "MATURITY DATE" shall have the meaning specified in Section 2.02.

     "MAXIMUM CONVERSION RATE" has the meaning set forth in Section 10.06(h) hereof.

     "PURCHASE DATE" has the meaning set forth in Section 5.01(a).

     "PURCHASE NOTICE" has the meaning set forth in Section 5.01(a).

     "PURCHASE PRICE" has the meaning provided in paragraph 7 of the Note.

     "RECORD DATE" shall have the meaning set forth in Section 2.06.

     "SEMI-ANNUAL INTEREST PAYMENT PERIOD" means the period from March 1 of a year to August 31 of such year or the period from September 1 of a year through February 28 or 29, as the case may be, of the following year, as the case may be.

     "SPIN-OFF" means a dividend or other distribution of shares of Capital Stock of any class or series, or similar Equity Interests, of or relating to a Subsidiary or other business unit of the Company.

     "SPIN-OFF MARKET PRICE" (a) per share of Common Stock means (i) in the event a Spin-Off is not effected simultaneously with an Initial Public Offering, the average of the Last Reported Sale Prices of the Common Stock for the ten Trading Days after the "ex date" with respect to such Spin-Off or (ii) in the event an Initial Public Offering is effected simultaneously with the Spin-Off, the Last Reported Sale Price of the Common Stock on the Trading Day on which the initial public offering price of securities being distributed in the Initial Public Offering is determined and (b) per Equity Interest of a Subsidiary or other business unit of the Company means (i) in the event a Spin-Off is not effected simultaneously with an Initial Public Offering, the average of the closing sale prices of such Equity Interest to be distributed with respect to one share of Common Stock for the ten Trading Days after the "ex date" with respect to such Spin-Off or (ii) in the event an Initial Public Offering is effected simultaneously with the Spin-Off, the initial public offering price in the Initial Public Offering of such Equity Interest to be distributed with respect to one share of Common Stock.

     "SUBSIDIARY" of any Person means (a) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or persons performing similar functions) or (b) any partnership, joint venture, limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are, in the case of clauses (a) and (b), at the time owned or controlled, directly or indirectly, by
(1) such Person, (2) such Person and one or more Subsidiaries of such Person or
(3) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Company.

     "TRADING DAY" means (a) if the applicable security is listed, admitted for trading or quoted on the New York Stock Exchange, the NASDAQ National Market or another national security exchange, a day on which the New York Stock Exchange, the NASDAQ National Market or another national security exchange, as the case may be, is open for business or (b) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law, regulation or executive order to close.

     "UNDERWRITERS" shall mean Goldman, Sachs & Co., Deutsche Bank Securities Inc. and Lazard Freres & Co. LLC.

     "UNDERWRITING AGREEMENT" shall mean the underwriting agreement, dated February 18, 2004, between the Company and the Underwriters.

     The terms "COMPANY," "TRUSTEE," "INDENTURE," "BASE INDENTURE" and "NOTES" shall have the respective meanings set forth in the recitals to this Supplemental Indenture No. 1 and the paragraph preceding such recitals.

                                   ARTICLE 2
                GENERAL TERMS AND CONDITIONS OF THE SENIOR NOTES


     Section 2.01. Designation and Principal Amount. There is hereby authorized a series of Securities designated as 3.25% Convertible Senior Subordinated Notes due March 1, 2024 limited in aggregate principal amount to $300 million (or up to not more than $330 million as a result of exercises of the over-allotment option granted to the Underwriters pursuant to the Underwriting Agreement).

     Section 2.02. Maturity. The Notes shall become due and payable at final maturity, together with any accrued and unpaid interest, on March 1, 2024 (the "MATURITY DATE").

     Section 2.03. Form of Note. The Notes and the Trustee's Certificate of Authentication to be endorsed thereon are to be substantially in the forms attached as Exhibit A hereto, with such changes therein as the officers of the Company executing the Notes (by manual or facsimile signature) may approve, such approval to be conclusively evidenced by their execution thereof.

     Section 2.04. Issue of Notes. Notes in the aggregate principal amount of $300 million (or up to not more than $330 million as a result of exercises of the over-allotment option granted to the Underwriters pursuant to the Underwriting Agreement) may from time to time, upon execution of this Supplemental Indenture No. 1, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes to or upon the written order of the Company pursuant to
Section 303 of the Base Indenture without any further action by the Company (other than as required by the Base Indenture).

     Section 2.05. Issuance in Global Form. The Notes shall be issued as one or more Global Securities, representing the aggregate principal amount of the Notes, and shall be deposited with the Trustee as custodian for the Depositary. The Notes shall be registered in the name of Cede & Co., or another nominee of the Depositary. The Trustee shall treat the Depositary as the Holder of the Notes for all purposes of this Indenture.

     Section 2.06. Interest. The Notes shall bear interest at a rate of 3.25% per annum, payable semi-annually. Interest on the Notes shall be payable semi-annually in arrears on March 1 and September 1 of each year (each, an "INTEREST PAYMENT DATE"), commencing September 1, 2004, to the Person in whose name such Note, or any predecessor Note, is registered at the close of business on February 15 and August 15 of each year, as the case may be (each, a "RECORD DATE"), or, if such Record Date is not a Business Day, at the close of business on the immediately succeeding Business Day. Interest on the Notes will accrue from the most recent date to which interest has been paid on the Notes or, if no interest has been paid, from March 3, 2004.

     Section 2.07. No Sinking Fund. The Notes are not entitled to the benefit of any sinking fund.

     Section 2.08. Location of Register, Transfer and Exchange. The principal of, and interest on, the Notes is payable at the Corporate Trust Office. Additionally, any register, transfer or exchange of the Notes may be made at the Corporate Trust Office.

     Section 2.09. Other Terms of Notes. The other terms of the Notes shall be as expressly set forth in Articles 3, 4, 5, 6, 7, 8, 9, 10, 11 and 12 hereof and Exhibit A hereto.

     The words "herein", "hereof" and "hereunder" and other words of similar import refer to this Supplemental Indenture No. 1 as a whole and not to any particular Article, Section or other subdivision.

                                   ARTICLE 3
                             REDEMPTION OF THE NOTES


     Section 3.01. Optional Redemption. On or after March 2, 2011, the Notes may be redeemed for cash, as a whole or from time to time in part, subject to the conditions specified in the form of Note set forth in Exhibit A hereto, which is hereby incorporated by reference and made a part of this Indenture, in an amount equal to the Redemption Price.

     Section 3.02. Notice of Redemption. Notice of redemption shall be given in the manner provided for in Section 1105 of the Base Indenture, except that the following additional information shall all be included in any redemption notice:

               (i) the name and address of the Paying Agent,

               (ii) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price,

               (iii) the CUSIP number, that no representation is made as to the accuracy or correctness of the CUSIP number, if any, listed in such notice or printed on the Notes, and any redemption shall not be affected by any defect in such CUSIP numbers,

               (iv) the paragraph of the Notes pursuant to which the Notes are to be redeemed,

               (v) the then current Conversion Rate,

               (vi) that the Notes called for redemption may be converted at any time before the close of business on the Business Day immediately preceding the Redemption Date, and

               (vii) the Holders who wish to convert Notes must comply with the procedures in paragraph 8 of the Notes.

          Section 3.03. Notes Redeemed in Part. If a Holder converts a portion of its Note prior to receipt of the redemption notice for a Note to be redeemed only in part, the converted portion will be deemed to be from the portion selected for redemption. In the event of any redemption in part, the Company will not be required to (i) issue, register the transfer of or exchange any Note during a period of 15 days be-fore the mailing of the redemption notice; or (ii) register the transfer of or exchange any Note so selected for redemption, in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                                   ARTICLE 4
            REPURCHASE AT OPTION OF HOLDERS UPON A CHANGE IN CONTROL


          Section 4.01. Purchase at the Option of the Holder upon a Change in Control. If a Change in Control shall occur, each Holder shall have the right, at such Holder's option, to require the Company to purchase for cash any or all of such Holder's Notes on the date that is no later than 35 days after the date of the Company Notice of the occurrence of such Change in Control (subject to extension to comply with applicable law, as provided in Section 6.04) (the "CHANGE IN CONTROL PURCHASE DATE"). The Notes shall be repurchased in integral multiples of $1,000 of the principal amount. The Company shall purchase such Notes at a price (the "CHANGE IN CONTROL PURCHASE PRICE") equal to 100% of the principal amount of the Notes to be purchased plus accrued and unpaid interest, if any to the Change in Control Purchase Date. No Notes may be purchased at the option of the Holders upon a Change in Control if there has occurred and is continuing an Event of Default (other than an Event of Default that is cured by the payment of the Change in Control Purchase Price of the Notes).

          Section 4.02. Notice of Change in Control. The Company, or at its request (which must be received by the Paying Agent at least three Business Days (or such lesser period as agreed to by the Paying Agent) prior to the date the Paying Agent is requested to give such notice as de-scribed below), the Paying Agent in the name of and at the expense of the Company, shall mail to all Holders and the Trustee a Company Notice of the occurrence of a Change in Control and of the purchase right arising as a result thereof, including the information required by Section 6.01, on or before the 30th day after the occurrence of such Change in Control.

          Section 4.03. Exercise of Option. For a Note to be so purchased at the option of the Holder, the Paying Agent must receive such Note duly endorsed for transfer, together with a written notice of purchase (a "CHANGE IN CONTROL PURCHASE NOTICE") and the form entitled "Option of Holder to Elect Purchase" on the reverse thereof duly completed, on or before the 35th day after the date of the Company Notice of the occurrence of such Change in Control, subject to extension to comply with applicable law, as provided in Section 6.04. The Change in Control Purchase Notice shall state:

               (i) if the Notes are certificated, the certificate numbers of the Notes which the Holder shall deliver to be purchased, or, if the Notes are not certificated, the Change in Control Purchase Notice must comply with appropriate Depositary procedures;

               (ii) the portion of the principal amount of the Notes which the Holder shall deliver to be purchased, which portion must be $1,000 in principal amount or an integral multiple thereof; and

               (iii) that such Notes shall be purchased as of the Change in Control Purchase Date pursuant to the terms and conditions specified in paragraph 7 of the Notes and in this Indenture.

          Section 4.04. Procedures. The Company shall purchase from a Holder, pursuant to this Article 4, Notes if the principal amount of such Notes is $1,000 or a multiple of $1,000 if so requested by such Holder.

     Any purchase by the Company contemplated pursuant to the provisions of this
Article 4 shall be consummated by the delivery of the Change in Control Purchase Price to be received by the Holder promptly following the later of the Change in Control Purchase Date or the time of book-entry transfer or delivery of the Notes.

     Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Change in Control Purchase Notice contemplated by Section
4.03 shall have the right at any time prior to the close of business on the Business Day prior to the Change in Control Purchase Date to withdraw such Change in Control Purchase Notice (in whole or in part) by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 6.02.

     The Paying Agent shall promptly notify the Company of the receipt by it of any Change in Control Purchase Notice or written notice of withdrawal thereof.

     On or before the Change in Control Purchase Date, the Company shall deposit with the Paying Agent (or if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust) money sufficient to pay the aggregate Change in Control Purchase Price of the Notes to be purchased pursuant to this Article 4. Payment by the Paying Agent of the Change in Control Purchase Price for such Notes shall be made promptly following the later of the Change in Control Purchase Date or the time of book-entry transfer or delivery of such Notes. If the Paying Agent holds, in accordance with the terms of this Indenture, money sufficient to pay the Change in Control Purchase Price of such Notes on the Business Day fol-lowing the Change in Control Purchase Date, then, on and after such date, such Notes shall cease to be outstanding and interest on such Notes shall cease to accrue, whether or not book-entry transfer of such Notes is made or such Notes are delivered to the Paying Agent, and all other rights of the Holder shall terminate (other than the right to receive the Change in Control Purchase Price upon delivery or transfer of the Notes). Nothing herein shall preclude any withholding tax required by law.

     The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of the Change in Control Purchase Price and shall notify the Trustee of any default by the Company in making any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to deliver all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon doing so, the Paying Agent shall have no further liability for the cash delivered to the Trustee.

     All questions as to the validity, eligibility (including time of receipt) and acceptance of any Notes for redemption shall be determined by the Company, whose determination shall be final and binding.

                                   ARTICLE 5
          PURCHASE OF NOTES BY THE COMPANY AT THE OPTION OF THE HOLDER


          Section 5.01. Purchase of Notes by the Company at the Option of the Holder. (a) On each of March 1, 2011, March 1, 2016 and March 1, 2021 (each, a "PURCHASE DATE"), Holders shall have the option to require the Company to purchase any Notes at 100% of the amount of the Notes to be purchased plus any accrued and unpaid interest to such Purchase Date, upon:

                    (1) delivery to the Paying Agent by the Holder of a written notice of purchase (a "PURCHASE NOTICE") at any time from the opening of business on the date that is 20 Business Days prior to a Purchase Date until the close of business on the fifth Business Day prior to such Purchase Date, stating:

          (i) if the Notes are certificated, the certificate numbers of the Notes which the Holder will deliver to be purchased, or, if the Notes are not certificated, the Purchase Notice must comply with appropriate Depositary procedures;

          (ii) the portion of the principal amount of the Notes which the Holder will deliver to be purchased, which portion must be $1,000 in principal amount or an integral multiple thereof; and

          (iii) that such Notes shall be purchased as of the Purchase Date pursuant to the terms and conditions specified in paragraph 7 of the Notes and in this Indenture; and

                    (2) delivery or book-entry transfer of such Notes to the
               Paying Agent prior to, on or after the Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery or transfer being a condition to receipt by the Holder of the Purchase Price therefor; provided, however, that such Purchase Price shall be so paid pursuant to this
               Section 5.01 only if the Notes so delivered or transferred to the Paying

               Agent shall conform in all respects to the description thereof in the related Purchase Notice.

     The Purchase Price with respect to Notes purchased on the March 1, 2011 Purchase Date shall be paid in cash. The Purchase Price with respect to any Note purchased on the March 1, 2016 Purchase Date or March 1, 2021 Purchase Date may be paid, at the Company's option, in cash, Common Stock or a combination of cash and Common Stock; provided that the Company may elect to terminate its right to pay Common Stock, in whole or in part, for any Note at any time in its sole discretion. If the Company elects to pay the Purchase Price in Common Stock or a combination of cash and Common Stock, the Common Stock will be valued at 95% of the average of the Last Reported Sale Prices of the Common Stock for the five Trading Days ending on the third Trading Day preceding the applicable Purchase Date.

     (b) The Company shall purchase from a Holder, pursuant to the terms of this
Section 5.01, Notes if the principal amount of such Notes is $1,000 or a multiple of $1,000 if so requested by such Holder.

     (c) Any purchase by the Company contemplated pursuant to the provisions of this Section 5.01 shall be consummated by the delivery of the Purchase Price to be received by the Holder promptly following the later of the Purchase Date or the time of book-entry transfer or delivery of the Notes.

     (d) Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Purchase Notice contemplated by this Section 5.01 shall have the right at any time prior to the close of business on the Business Day prior to the Purchase Date to withdraw such Purchase Notice (in whole or in part) by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 6.02.

     (e) The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

     (f) On or before the Purchase Date, the Company shall deposit with the Paying Agent (or if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust) cash sufficient to pay the aggregate cash Purchase Price of the Notes to be purchased pursuant to this
Section 5.01. Payment by the Paying Agent of the Purchase Price for such Notes shall be made promptly following the later of the Purchase Date or the time of book-entry transfer or delivery of such Notes. If the Paying Agent holds, in accordance with the terms of this Indenture, cash and/or Common Stock, as the case may be, sufficient to pay the Purchase Price of such Notes on the Business Day following the Purchase Date, then, on and after such date, such Notes shall cease to be outstanding and interest on such Notes shall cease to accrue, whether or not book-entry transfer of such Notes is made or such Notes are delivered to the Paying Agent, and all other rights of the Holder shall terminate (other than the right to receive the Purchase Price upon delivery or transfer of the Notes).

     (g) The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all cash held by the Paying Agent for the payment of the Purchase Price and shall notify the

Trustee, of any default by the Company in making any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall segregate the cash and/or Common Stock, as the case may be, held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to deliver all cash and/or Common Stock, as the case may be, held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon doing so, the Paying Agent shall have no further liability for the cash and/or Common Stock, as the case may be, delivered to the Trustee.

                                   ARTICLE 6
          CONDITIONS AND PROCEDURES FOR PURCHASES AT OPTION OF HOLDERS


     Section 6.01. Notice of Purchase Date or Change in Control. The Company shall send notices (each, a "COMPANY NOTICE") to the Holders (and to beneficial owners as required by applicable law) at their addresses shown in the Security Register maintained by the Security Registrar, and delivered to the Trustee and Paying Agent, not less than 20 Business Days prior to each Purchase Date, in accordance with Section 5.01 hereof, or on or before the 30th day after the occurrence of the Change in Control, in accordance with Section 4.02 hereof, as the case may be (each such date of delivery, a "COMPANY NOTICE DATE"). Each Company Notice shall include a form of Purchase Notice or Change in Control Purchase Notice to be completed by a Holder and shall state:

                    (i) the applicable Purchase Price (and, whether the Purchase
               Price will be paid in cash, Common Stock or the combination thereof) or Change in Control Purchase Price, excluding accrued and unpaid interest, Conversion Rate at the time of such notice (and any adjustments to the Conversion Rate) and, to the extent known at the time of such notice, the amount of interest that will be payable with respect to the Notes on the applicable Purchase Date or Change in Control Purchase Date;

                    (ii) if the notice relates to a Change in Control, the
               events causing the Change in Control and the date of the Change in Control;

                    (iii) the Purchase Date or Change in Control Purchase Date;

                    (iv) the last date on which a Holder may exercise its
               purchase right;

                    (v) the name and address of the Paying Agent and the
               Conversion Agent;

                    (vi) that Notes must be surrendered to the Paying Agent to collect payment of the Purchase Price or Change in Control Purchase Price;

                    (vii) that Notes as to which a Purchase Notice or Change in
               Control Purchase Notice has been given may be converted only if the applicable Purchase

               Notice or Change in Control Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

                    (viii) that the Purchase Price or Change in Control Purchase
               Price for any Notes as to which a Purchase Notice or a Change in Control Purchase Notice, as applicable, has been given and not withdrawn shall be paid by the Paying Agent promptly following the later of the Purchase Date or Change in Control Purchase Date, as applicable, or the time of book-entry transfer or delivery of such Notes;

                    (ix) the procedures the Holder must follow under Article 4 or 5 hereof, as applicable, and this Article 6;

                    (x) briefly, the conversion rights of the Notes;

                    (xi) that, unless the Company defaults in making payment of such Purchase Price or Change in Control Purchase Price on Notes covered by any Purchase Notice or Change in Control Purchase Notice, as applicable, interest will cease to accrue on and after the Purchase Date or Change in Control Purchase Date, as applicable;

                    (xii) the CUSIP number of the Notes; and

                    (xiii) the procedures for withdrawing a Purchase Notice or
               Change in Control Purchase Notice.

     In connection with providing such Company Notice, the Company will issue a press release and publish a notice containing the information in such Company Notice in a newspaper of general circulation in the City of New York or publish such information on the Company's then existing website or through such other public medium as the Company may use at the time.

     At the Company's request, made at least five Business Days prior to the date upon which such notice is to be mailed, and at the Company's expense, the Paying Agent shall give the Company Notice in the Company's name to the Holders; provided, however, that, in all cases, the text of the Company Notice shall be prepared by the Company.

     Section 6.02. Effect of Purchase Notice or Change in Control Purchase Notice; Effect of Event of Default. Upon receipt by the Company of the Purchase Notice or Change in Control Purchase Notice specified in Section 5.01 or Section 4.02, as applicable, the Holder of the Notes in respect of which such Purchase Notice or Change in Control Purchase Notice, as the case may be, was given shall (unless such Purchase Notice or Change in Control Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Purchase Price or Change in Control Purchase Price with respect to such Notes. Such Purchase Price or Change in Control Purchase Price shall be paid by the Paying Agent to such Holder promptly following the later of (i) the Purchase Date or the Change in Control Purchase Date, as the case may be, with respect to such Notes (provided the conditions in Section 5.01 or Section 4.02, as applicable, have been satisfied) and (ii) the time of delivery or book-entry transfer of such Notes to the Paying Agent by the Holder thereof in the manner required by Section 5.01 or Section 4.04, as applicable. Notes in respect of which a Purchase Notice or Change in Control Purchase Notice, as the case may be, has been given by the Holder thereof may not be converted for shares of Common Stock on or after the date of the delivery of such Purchase Notice or Change in Control Purchase Notice, as the case may be, unless such Purchase Notice or Change in Control Purchase Notice, as the case may be, has first been validly withdrawn as specified in the following two paragraphs.

     A Purchase Notice or Change in Control Purchase Notice, as the case may be, may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent at any time prior to 5:00 p.m. New York City time on the Business Day prior to the Purchase Date or the Change in Control Purchase Date, as the case may be, to which it relates specifying:

                    (i) if the Notes are certificated, the certificate number of the Notes in respect of which such notice of withdrawal is being submitted, or, if not certificated, the written notice of withdrawal must comply with appropriate Depositary procedures;

                    (ii) the principal amount of the Notes with respect to which such notice of withdrawal is being submitted; and

                    (iii) the principal amount, if any, of such Notes which
               remains subject to the original Purchase Notice or Change in Control Purchase Notice, as the case may be, and which has been or shall be delivered for purchase by the Company.

     There shall be no purchase of any Notes pursuant to Article 4 or Article 5 hereof if an Event of Default has occurred and is continuing (other than a default that is cured by the payment of the Purchase Price or Change in Control Purchase Price, as the case may be). The Paying Agent shall promptly return to the respective Holders thereof any Notes (i) with respect to which a Purchase Notice or Change in Control Purchase Notice, as the case may be, has been withdrawn in compliance with this Indenture, or (ii) held by it during the continuance of an Event of Default (other than a default that is cured by the payment of the Purchase Price or Change in Control Purchase Price, as the case may be) in which case, upon such return, the Purchase Notice or Change in Control Purchase Notice with respect thereto shall be deemed to have been withdrawn.

          Section 6.03. Notes Purchased in Part. Any Notes that are to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee or the Authenticating Agent shall authenticate and deliver to the Holder of such Notes, without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Notes so surrendered which is not purchased or redeemed.

          Section 6.04. Covenant to Comply with Securities Laws upon Purchase of Notes. In connection with any offer to purchase Notes under Article 4 or Article 5 hereof, the Company shall, to the extent applicable, (a) comply with Rules 13e-4 and 14e-1 (and any successor provisions thereto) under the Exchange Act, if applicable; (b) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, if applicable; and (c) otherwise comply with all applicable federal and state securities laws so as to permit the rights and obligations under Article 4 or Article 5 hereof to be exercised in the time and in the manner specified in Article 4 or Article 5 hereof.

          Section 6.05. Repayment to the Company. The Trustee and the Paying Agent shall return to the Company (unless the abandoned property law designates another person) any cash or property that remains unclaimed as provided in paragraph 11 of the Notes, together with interest that the Trustee or Paying Agent, as the case may be, has agreed to pay, if any, held by them for the payment of a Purchase Price or Change in Control Purchase Price, as the case may be; provided, however, that to the extent that the aggregate amount of cash or property deposited by the Company pursuant to Section 5.01(f) or 4.04, as applicable, exceeds the aggregate Purchase Price or Change in Control Purchase Price, as the case may be, of the Notes or portions thereof which the Company is obligated to purchase as of the Purchase Date or Change in Control Purchase Date, as the case may be, then promptly on and after the Business Day immediately following the Purchase Date or Change in Control Purchase Date, as the case may be, the Trustee and the Paying Agent shall return any such excess to the Company together with interest that the Trustee or Paying Agent, as the case may be, has agreed to pay, if any.

          Section 6.06. Officers' Certificate. At least five Business Days before the Company Notice Date, the Company shall deliver an Officers' Certificate to the Trustee (provided that at the Company's option, the matters to be addressed in such Officers' Certificate may be divided among two such certificates) specifying:

                    (i) the manner of payment selected by the Company; and

                    (ii) whether the Company desires the Trustee to give the
               Company Notice to the Holders required by Section 6.01 herein.

                                   ARTICLE 7
                               EVENTS OF DEFAULT


          Section 7.01. Events of Default. "EVENT OF DEFAULT", wherever used herein with respect to the Notes means, in addition to the provisions set forth in Section 501 of the Base Indenture, any one of the following events:

                    (1) failure to make any payment at maturity on any
               Indebtedness in an amount in excess of $25 million in the aggregate for all such Indebtedness and such amount has not been paid or discharged within 30 days after notice is given in accordance with the indenture governing such Indebtedness;

                    (2) a default by the Company on any Indebtedness that
               results in the acceleration of any such Indebtedness in an amount in excess of $25 million in the aggregate for all such Indebtedness, without this Indebtedness being discharged or the acceleration being rescinded or annulled for 30 days after notice is given in accordance with this Indenture;

                    (3) failure to pay the repurchase price when required to do so in connection with Holders' exercise of their option to require us to repurchase their Notes; and

                    (4) failure to deliver shares of Common Stock within ten
               days after such Common Stock is required to be delivered upon conversion of a Note pursuant to Article 11 of this Indenture.

                                   ARTICLE 8
                                   DEFEASANCE


          Section 8.01. Defeasance. The Notes shall be subject to defeasance at the option of the Company in accordance with the terms and conditions set forth in Section 1301 of the Base Indenture, subject to the obligations of the Company under Article 10 of this Supplemental Indenture No. 1, which shall survive, unless otherwise terminated or discharged pursuant to this Indenture.

                                   ARTICLE 9
                             MODIFICATION AND WAIVER


          Section 9.01. Modification and Waiver. (a) In addition to the restrictions set forth in the Base Indenture, no modification or amendment may, without the consent of the Holder of each outstanding Note:

                    (i) change the terms applicable to redemption or repurchase in a manner adverse to the Holder; or

                    (ii) make any change that adversely affect the right to
               convert the Notes, or decrease the conversion rate with respect to the Notes.

               (b) The Company has the unilateral right at any time to eliminate its option to use its Common Stock to satisfy certain obligations arising with respect to the Notes in situations where the Company currently has the right to elect to satisfy such obligation in cash or its stock. In particular, and without limitation, the Company has the unilateral right to eliminate its ability to satisfy the principal amount of the Notes in stock upon the conversion of the Notes or upon a Holder's exercise of its right to require the Company to redeem the Notes under Sections 4.01 and 5.01 of this Supplemental Indenture No. 1.

                                   ARTICLE 10
                                   CONVERSION


          Section 10.01. Right To Convert. A Holder may convert its Notes for Common Stock at any time during which the following conditions are met:

          (a) if, in any Conversion Period on any date on or prior to March 1, 2019, the Last Reported Sale Price of the Common Stock for at least twenty Trading Days in a period of thirty consecutive Trading Days ending on the first day of such Conversion Period was more than 120% of the applicable Conversion Price;

          (b) if, on any date after March 1, 2019, the Last Reported Sale Price of the Common Stock is more than 120% of the applicable Conversion Price (and, in such event, the Notes shall be convertible into Common Stock at any time thereafter (prior to the earlier of the close of business on March 1, 2024 or the second Business Day immediately preceding the Redemption Date for a Note), subject to the conditions of this Article 10);

          (c) during any period in which both (A) the credit rating assigned to the Notes by Moody's Investors Service, Inc. is Caa2 or lower and (B) the credit rating assigned to the Notes by Standard & Poor's Ratings Services is CCC or lower;

          (d) during any period in which neither Moody's Investors Service, Inc. (or its successors) nor Standard & Poor's Rating Services (or its successors) continues to assign credit ratings to the Notes;

          (e) in the event that the Company calls the Notes for redemption, at any time prior to the close of business on the second Business Day immediately preceding the Redemption Date;

          (f) for the five Business Day period after any five consecutive Trading Day period in which the average of the closing trading prices for the Notes (as determined by the Bid Solicitation Agent) for such five Trading Day Period was less than 97% of the average Conversion Value for the Notes during that period; provided, however, if on the Conversion Date, the Last Reported Sale Price of the Common Stock is greater than the then current Conversion Price and less than or equal to 120% of the then current Conversion Price, and the Notes are not otherwise convertible, the Company may satisfy such conversion, at its option, in cash, Common Stock or a combination of cash and Common Stock with a value equal to the principal amount of such Note to be converted (any such Common Stock so utilized to satisfy such conversion pursuant to this proviso will be valued at 100% of the average of the Last Reported Sale Prices of the Common Stock for the five Trading Days ending on the third Trading Day preceding the Conversion
     Date);

          (g) the Company becomes a party to a consolidation, merger or binding share exchange pursuant to which the Common Stock would be converted into cash or property (other than securities), in which case a Holder may surrender Notes for conversion at any time from and after the date which is 15 days prior to the anticipated effective date for the transaction until 15 days after the actual effective date of such transaction; or

          (h) the Company elects to (i) distribute to all or substantially all holders of Common Stock assets, debt securities or Capital Stock of the Company, which distribution has a per share value as determined by the Board of Directors exceeding 10% of the Last Reported Sale Price of a share of Common Stock on the Trading Day immediately preceding the declaration date for such distribution, or (ii) distribute to all or substantially all holders of Common Stock rights, options or warrants entitling them to purchase shares of Common Stock at less than the Last Reported Sale Price of Common Stock on the Trading Day immediately preceding the declaration date of the distribution. In the case of the foregoing clauses (i) and
     (ii), the Company must notify the Holders at least 20 Business Days immediately prior to the ex-dividend date for such distribution. Once the Company has given such notice, Holders may surrender their Notes for conversion at any time thereafter until the earlier of the close of business on the Business Day immediately prior to the ex-dividend date or the Company's announcement that such distribution will not take place even if the Notes are not convertible at such time; provided, however, that a Holder may not exercise this right to convert if the Holder may participate in the distribution without conversion. As used herein, the term "ex dividend date" or "ex-date" when used with respect to any issuance or distribution, shall mean the first date upon which a sale of shares of Common Stock does not automatically transfer the right to receive the relevant dividend from the seller of such Common Stock to its buyer.

     The number of shares of Common Stock issuable upon conversion of a Note per $1,000 principal amount (the "CONVERSION RATE") shall be that set forth in paragraph 8 in the Notes, subject to adjustment as herein set forth. The initial Conversion Rate is 12.4378 shares of Common Stock issuable upon conversion of a Note per $1,000 principal amount.

     A Holder may convert a portion of the principal amount of Notes if the portion is $1,000 or a multiple of $1,000.

          Section 10.02. Conversion Procedures. To convert Notes, a Holder must satisfy the requirements in this Section 10.02 and in paragraph 8 of the Notes. The date on which the Holder satisfies all those requirements and delivers an irrevocable conversion notice, together, if the Notes are in certificated form, with the certificated Note, to the Conversion Agent along with appropriate endorsements and transfer documents, if required, and pay any transfer or similar tax, if required, is the conversion date (the "CONVERSION DATE"). As soon as practicable, but in no event later than the fifth Business Day following the Conversion Date, the Company shall deliver to the Holder, through the Conversion Agent, a certificate for the number of full shares of Common Stock issuable upon the conversion and cash in lieu of any fractional share determined pursuant to Section 10.03. Upon conversion, the Company may choose to deliver, in lieu of shares of Common Stock, cash or a combination of cash and shares of Common Stock as set forth in Section 10.16. The Person in whose name the certificate is registered shall be treated as a stockholder of record on and after the Conversion Date; provided, however, that no surrender of Notes on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the Person or Persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; such conversion shall be at the Conversion Rate in effect on the date that such Notes shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed. Upon conversion of Notes, such Person shall no longer be a Holder of such Notes.

     No payment or adjustment shall be made for dividends on or other distributions with respect to any Common Stock except as provided in Section
10.06 or as otherwise provided in this Indenture.

     On conversion of Notes, that portion of accrued interest, if any, with respect to the converted Notes shall not be canceled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares) or cash or a combination of cash and Common Stock in exchange for the Notes being converted pursuant to the provisions hereof, and the cash or the Fair Market Value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for interest accrued and unpaid through the Conversion Date and the balance, if any, of such Fair Market Value of such cash or Common Stock (and any such cash payment) shall be treated as issued in exchange for the principal amount of the Notes being converted pursuant to the provisions hereof. On completion of a conversion, the Conversion Agent will notify the Trustee as to any Notes converted and therefore no longer outstanding under the Indenture.

     If a Holder converts more than one Note at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the total principal amount of the Notes converted.

     Upon surrender of a Note that is converted in part, the Company shall execute, and the Trustee or the Authenticating Agent shall authenticate and deliver to the Holder, a new Note in an authorized denomination equal in principal amount to the unconverted portion of the Note surrendered.

     If the last day on which Notes may be converted is not a Business Day in a place where a Conversion Agent is located, the Notes may be surrendered to that Conversion Agent on the next succeeding Business Day.

     Holders that have already delivered a Change in Control Purchase Notice with respect to a Note, may not surrender such Note for conversion until the Change in Control Purchase Notice has been withdrawn in accordance with the procedures set forth in Section 6.02.

          Section 10.03. Cash Payments in Lieu of Fractional Shares. The Company shall not issue a fractional share of Common Stock upon conversion of Notes. Instead the Company shall deliver cash for the current market value of the fractional share. The current market value of a fractional share shall be determined to the nearest 1/10,000th of a share by multiplying the Last Reported Sale Price of a full share of Common Stock on the Trading Day immediately preceding the Conversion Date by the fractional amount and rounding the product to the nearest whole cent.

          Section 10.04. Taxes on Conversion. If a Holder converts Notes, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which shall be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any withholding tax required by law.

          Section 10.05. Covenants of the Company. The Company shall, prior to issuance of any Notes hereunder, and from time to time as may be necessary, reserve out of its authorized but unissued Common Stock a sufficient number of shares of Common Stock to permit the conversion of the Notes.

     All shares of Common Stock delivered upon conversion of the Notes shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

     The Company shall endeavor promptly to comply with all federal and state securities laws regulating the order and delivery of shares of Common Stock upon the conversion of Notes, if any, and shall cause to have listed or quoted all such shares of Common Stock on each United States national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.

          Section 10.06. Adjustments to Conversion Rate. The Conversion Rate shall be adjusted from time to time, without duplication, as follows:

          (a) In case the Company, at any time or from time to time after the issuance of the Notes, shall (i) pay a dividend, or make a distribution on its Common Stock, exclusively in shares of its Common Stock or other Capital Stock of the Company; (ii) subdivide or split its outstanding Common Stock into a greater number of shares; (iii) combine or reclassify its outstanding Common Stock into a smaller number of shares; or (iv) issue by reclassification of the shares of Common Stock any shares of the Company's Capital Stock, the Conversion Rate in effect immediately prior to the record date or effective date, as the case may be, for the adjustment pursuant to this Section 10.06(a) as described below, shall be adjusted so that the Holder of any Notes thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock which such Holder would have owned or have been entitled to receive after the happening of any of the events described above had such Notes been converted immediately prior to such record date or effective date, as the case may be. An adjustment made pursuant to this Section 10.06(a) shall become effective immediately after the applicable record date in the case of a dividend or distribution and shall become effective immediately after the applicable effective date in the case of subdivision, combination or reclassification of the Common Stock. If any dividend or distribution of the type described in clause (i) above is not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

          (b) In case the Company at any time or from time to time after the issuance of the Notes shall issue rights or warrants to all or substantially all holders of the Common Stock entitling them to subscribe for or purchase Common Stock at a price per share less than the Market Price per share of Common Stock on the record date fixed for determination of shareholders entitled to receive such rights or warrants, the Conversion Rate in effect immediately after such record date shall be adjusted so that the same shall equal the Conversion Rate determined by multiplying the Conversion Rate in effect immediately after such record date by a fraction of which (i) the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered for subscription or purchase, and (ii) the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at the Market Price per share of Common Stock (on the earlier of such record date or the Trading Day immediately preceding the ex date for such issuance of rights or warrants). Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately after the opening of business on the day following the record date for the determination of shareholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion

     Rate which would then be in effect if such record date for the determination of shareholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors.

          (c) In case the Company shall, by dividend or in a merger, amalgamation or consolidation or otherwise, distribute to all holders of Common Stock any evidences of indebtedness, shares of Capital Stock of any class or series, other securities, cash or assets (excluding (i) any dividend, distribution or issuance covered by those referred to in Section 10.06(a) or 10.06(b) hereof and (ii) any dividend or distribution paid exclusively in cash, shares of Capital Stock or similar Equity Interests in the case of a Spin-Off referred to in Section 10.06(e) hereof, and any dividend or distribution paid exclusively in cash referred to in Section 10.06(d) hereof) (any of the foregoing hereinafter in this Section 10.06(c) called the "DISTRIBUTED ASSETS OR NOTES") in an aggregate amount per share of Common Stock that, combined together with the aggregate amount of any other such distributions to all holders of its Common Stock made within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this Section 10.06(c) has been made, exceeds 10% of the Distribution Adjustment Market Price on the Trading Day immediately preceding the declaration of such distribution, then the Conversion Rate shall be adjusted so that the same shall equal the Conversion Rate determined by dividing the Conversion Rate in effect immediately prior to the close of business on the record date fixed for determination of stockholders entitled to receive such distribution below by a fraction of which (A) the numerator shall be the Distribution Adjustment Market Price per share of the Common Stock on the earlier of such record date or the Trading Day immediately preceding the ex date for such dividend or distribution, and (B) the denominator shall be (1) the Distribution Adjustment Market Price per share of the Common Stock on the earlier of such record date or the Trading Day immediately preceding the ex date for such dividend or distribution plus (2) the Fair Market Value on the earlier of such record date or the Trading Day immediately preceding the ex date for such dividend or distribution (as determined in good faith by the Board of Directors, whose determination shall be conclusive, and described in a certificate filed with the Trustee and the Paying Agent) of the Distributed Assets or Notes so distributed applicable to one share of Common Stock. Such adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution; provided, however, that if (i) the Fair Market Value of the portion of the Distributed Assets or Notes so distributed applicable to one share of Common Stock is equal to or greater than the Distribution Adjustment Market Price of the Common Stock on the record date for the determination of shareholders entitled to receive such distribution or (ii) the Distribution Adjustment Market Price of the Common Stock on the record date for the determination of shareholders entitled to receive such distribution is greater than the Fair Market Value per share of such Distributed Assets or Notes by less than $1.00, then, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion, in addition to the shares of Common Stock, the kind and amount of assets, debt securities, or rights or warrants comprising the Distributed Assets or Notes the Holder would have received had such Holder converted such Notes immediately prior to the record date for the determination of shareholders entitled to receive such distribution. In the event that such distribution is not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such distribution had not been declared. With respect to this Section 10.06(c), in the event that the Company makes any distribution to all holders of Common Stock consisting of Equity Interests in a Subsidiary or other business unit of the Company, the Conversion Rate shall be adjusted so that the same shall equal the Conversion Rate determined by dividing the Conversion Rate in effect immediately prior to the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive such distribution by a fraction of which (i) the numerator shall be the Spin-Off Market Price per share of the Common Stock on such record date and (ii) the denominator shall be (x) the Spin-Off Market Price per share of the Common Stock on such record date plus (y) the Spin-Off Market Price per Equity Interest of the Subsidiary or other business unit of the Company on such record date. The adjustment to the Conversion Rate set forth in this Section 10.06(c) will occur at the earlier of (1) the 10th Trading Day from, and including, the effective date of the Spin-Off and (2) the date of the Initial Public Offering of the securities being distributed in the Spin-Off, if that Initial Public Offering is effected simultaneously with the Spin-Off.

          (d) In case the Company shall make any distributions, by dividend or otherwise, during any Semi-Annual Interest Payment Period consisting exclusively of cash to all or substantially all holders of outstanding shares of Common Stock, then, and in each such case, the Conversion Rate shall be adjusted so that the same shall equal the Conversion Rate determined by dividing the Conversion Rate in effect immediately prior to the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive such distribution by a fraction of which (A) the numerator shall be the Market Price per share of the Common Stock on the earlier of such record date or the Trading Day immediately preceding the ex date for such dividend or distribution and (B) the denominator shall be (1) the Market Price per share of Common Stock on the earlier of such record date or the Trading Day immediately preceding the ex date for such dividend or distribution plus (2) the amount per share of such distributions (appropriately adjusted from time to time for any stock dividends on or subdivisions or combination of Common Stock).

          (e) Upon conversion of the Notes, the Holders shall receive, if they receive shares of Common Stock, in addition to the Common Stock issuable upon such conversion, the rights issued under any shareholder rights plan the Company implements (notwithstanding the occurrence of an event causing such rights to separate from the Common Stock at or prior to the time of conversion) unless, prior to conversion, the rights have expired, terminated or been redeemed or exchanged in accordance with the rights plan. If, and only if, the Holders of Notes receive rights under such shareholder rights plans as described in the preceding sentence upon conversion of their Notes, then no other adjustment pursuant to this
     Section 10.06 shall be made in connection with such shareholder rights plans.

          (f) For purposes of this Section 10.06, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company shall not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

          (g) Notwithstanding the foregoing, in the event of an adjustment pursuant to Sections 10.06(c), (d) or (e), the "MAXIMUM CONVERSION RATE" shall initially be 18.6567 and shall be appropriately adjusted from time to time pursuant to any adjustments in Section 10.06(a) and Section 10.06(b) hereof.

          Section 10.07. Calculation Methodology. Notwithstanding anything in this Indenture to the contrary, no adjustment in the Conversion Price need be made unless the adjustment would require an increase or decrease of at least 1% in the Conversion Price then in effect, provided that any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment. Except as stated in this Article 10, the Conversion Rate will not be adjusted for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase any of the foregoing. All calculations under Article 6,
Section 10.06 and this Section 10.07 shall be made to the nearest cent or to the nearest 1/10,000th of a share, as the case may be.

          Section 10.08. When No Adjustment Required. Notwithstanding anything in this Indenture to the company, no adjustment to the Conversion Rate need be made:

               (i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any plan;

               (ii) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;

               (iii) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security not described in paragraph (ii) above and outstanding as of the date of this Indenture;

               (iv) for a change in the par value or no par value of the Common Stock; or

               (v) for accrued and unpaid interest.

     To the extent the Notes become convertible into cash, assets, or property (other than capital stock of the Company or securities to which Section 10.12 applies), no adjustment shall be made thereafter as to the cash, assets or property. Interest shall not accrue on such cash.

          Section 10.09. Notice of Adjustment. Whenever the Conversion Rate is adjusted, the Company shall promptly mail to Holders a notice of the adjustment. The Company shall file with the Trustee and the Conversion Agent such notice. The certificate shall, absent manifest error, be conclusive evidence that the adjustment is correct. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Holder desiring inspection thereof.

          Section 10.10. Voluntary Increase. The Company may make such increases in the Conversion Rate, in addition to those required by Section 10.06, as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. To the extent permitted by applicable law, the Company may from time to time increase the Conversion Rate by any amount for any period of time if the period is at least 20 days, the increase is irrevocable during the period and the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Rate is so increased, the Company shall mail to Holders and file with the Trustee and the Conversion Agent a notice of such increase. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such notice except to exhibit the same to any Holder desiring inspection thereof. The Company shall mail the notice at least 15 days before the date the increased Conversion Rate takes effect. The notice shall state the increased Conversion Rate and the period it shall be in effect.

          Section 10.11. Notice to Holders Prior to Certain Actions. In case:

          (a) The Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 10.6;

          (b) The Company shall authorize the granting to all or substantially all the holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants;

          (c) Of any reclassification or reorganization of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

          (d) Of the voluntary or involuntary dissolution, liquidation or winding-up of the Company,

the Company shall cause to be filed with the Trustee and to be mailed to each Holder, at the Company's expense, at its address appearing on the Note Register, as promptly as possible but in any event at least 15 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, or rights or warrants are to be determined or (y) the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up.

          Section 10.12. Effect of Reclassification, Consolidation, Merger, Binding Share Exchange or Sale. If any of the following events occur, namely (a) any reclassification or change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); (b) any consolidation, merger, combination or binding share exchange of the Company with another corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock; or (c) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture, providing that each Note shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, binding share exchange, sale or conveyance by a holder of a number of shares of Common Stock issuable upon conversion of such Note immediately prior to such reclassification, change, consolidation, merger, combination, binding share exchange, sale or conveyance. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 10.

     The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at its address appearing on the Note Register, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

     The above provisions of this Section 10.12 shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, binding share exchanges, sales and conveyances.

     If this Section 10.12 applies to any event or occurrence, Section 10.06 shall not apply.

          Section 10.13. Responsibility of Trustee. The Trustee and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder to either calculate the Conversion Rate or determine whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same and shall be protected in relying upon an Officers' Certificate with respect to the same. The Trustee or any Conversion Agent shall not be responsible for evaluating or determining whether the criteria for conversion have been met. The Trustee and any Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Notes and the Trustee and any Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Notes for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained herein.

          Section 10.14. Successive Adjustments. After an adjustment to the Conversion Rate under Section 10.06, any subsequent event requiring an adjustment under Section 10.06 shall cause an adjustment to the Conversion Rate as so adjusted.

          Section 10.15. General Considerations. Whenever successive adjustments to the Conversion Rate are called for pursuant to this Article 10, such adjustments shall be made to the Market Price as may be necessary or appropriate to effectuate the intent of this Article 10 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

          Section 10.16. Payment of Cash in Lieu of Common Stock. If a Holder elects to convert all or any portion of a Note into shares of Common Stock as set forth in Section 10.01 and delivers an irrevocable conversion notice, together, if the Notes are in certificated form, with the certificated Note as set forth in Section 10.02, on or prior to the day that is 20 days prior to the maturity of the Notes (the "FINAL NOTICE DATE"), the Company may choose to satisfy all or any portion of its conversion obligation (the "CONVERSION OBLIGATION") in cash or a combination of cash and Common Stock. Upon such election, the Company will notify such Holder through the Trustee of the dollar amount to be satisfied in cash (which must be expressed either as 100% of the Conversion Obligation or as a fixed dollar amount) at any time on or before the date that is two Business Days following receipt of written notice of conversion as specified in Section 10.02 (such period, the "CASH SETTLEMENT NOTICE PERIOD"). If the Company elects to pay cash for any portion of the Common Stock otherwise issuable to the Holder, the Holder may retract the conversion notice at any time during the two Business Day period beginning on the day after the final day of the Cash Settlement Notice Period (a "CONVERSION RETRACTION PERIOD"); no such retraction can be made (and a conversion notice shall be irrevocable) if the Company does not elect to deliver cash in lieu of Common Stock (other than cash in lieu of fractional shares). If the conversion notice has not been retracted, then settlement (in cash and/or Common Stock) will occur on the Business Day following the final day of the ten Trading Day period beginning on the day after the final day of the Conversion Retraction Period (the "CASH SETTLEMENT AVERAGING PERIOD"). Settlement amounts will be computed as follows:

          (a) if the Company elects to satisfy the entire Conversion Obligation in shares of Common Stock, the Company will deliver to such Holder a number of shares equal to (1) the aggregate original principal amount of the Notes to be converted divided by 1,000, multiplied by (2) the Conversion Rate;

          (b) if the Company elects to satisfy the entire Conversion Obligation in cash, the Company will deliver to such Holder cash in an amount equal to the product of: (1) a number equal to (x) the aggregate original principal amount of Notes to be converted divided by 1,000, multiplied by (y) the Conversion Rate, and (2) the average of the Last Reported Sale Prices of the Common Stock during the Cash Settlement Averaging Period; and

          (c) if the Company elects to satisfy a fixed portion (other than 100%) of the Conversion Obligation in cash, the Company will deliver to such Holder such cash amount ("CASH AMOUNT") and a number of shares of Common Stock equal to the greater of (1) zero and (2) the excess, if any, of (A) the number of shares of Common Stock equal to (i) the aggregate principal amount of Notes to be converted, divided by $1,000, multiplied by (ii) the Conversion Rate over (B) the number of shares equal to the sum, for each day of the Cash Settlement Averaging Period, of (x) 10% of the Cash Amount, divided by (y) the closing price of the Common Stock on such day.

     If a Holder elects to convert all or any portion of a Note into shares of Common Stock as set forth in Section 10.02 after the Final Notice Date and the Company chooses to satisfy all or any portion of the Conversion Obligation in cash, the Company will notify such Holder through the Trustee of the dollar amount to be satisfied in cash (which must be expressed either as 100% of the Conversion Obligation or as a fixed dollar amount) at any time on or before the Final Notice Date. Settlement amounts will be computed and settlement dates will be determined in the same manner as set forth in the immediately preceding paragraph, except that the Cash Settlement Averaging Period shall be the ten Trading Day period beginning on the date after receipt of the Holder's conversion notice (or in the event the Company receives such Holder's conversion notice on the Business Day prior to the maturity date of the Note, the ten Trading Day period beginning on the day after such maturity date). Settlement (in cash and/or shares of Common Stock) will occur on the Business Day following the final day of such Cash Settlement Averaging Period.

                                   ARTICLE 11
                              ADDITIONAL COVENANTS


          Section 11.01. Prohibition on Incurrence of Subordinated Debt that is Senior to the Notes. In addition to the covenents set forth in Article Ten of the Base Indenture, the following provision shall also apply:

          (i) The Company will not incur or suffer to exist any Indebtedness that is senior in right of payment to the Notes and subordinate in right of payment to any Senior Indebtedness of the Company.

                                   ARTICLE 12
                                     RANKING

          Section 12.01. Ranking. For the avoidance of doubt, and in accordance with the provisions of Article Twelve of the Base Indenture, the Notes will rank pari passu in right of payment with the Company's 8 1/8% senior subordinated notes due 2012 and any additional notes that may be issued in the future pursuant to the indenture under which such notes have been issued and the Company's 8% senior subordinated notes due 2013 and any additional notes that may be issued pursuant to the Indenture under which such notes have been issued.

                                   ARTICLE 13
                                  MISCELLANEOUS


          Section 13.01. Ratification of Indenture. The Indenture, as supplemented by this Supplemental Indenture No. 1, is in all respects ratified and confirmed, and this Supplemental Indenture No. 1 shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

          Section 13.02. Trustee Not Responsible for Recitals. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture No. 1.

          Section 13.03. New York Law to Govern. THIS SUPPLEMENTAL INDENTURE NO. 1 AND EACH NOTE SHALL BE DEEMED TO BE CONTRACTS MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

          Section 13.04. Separability. In case any one or more of the provisions contained in this Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, then, to the extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture No. 1 or of the Notes, but this Supplemental Indenture No. 1 and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

          Section 13.05. Counterparts. This Supplemental Indenture No. 1 may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 1 to be duly executed, as of the day and year first written above.


                                          FISHER SCIENTIFIC INTERNATIONAL INC.



                                          By:
                                             ----------------------------------
                                             Name:
                                             Title:


Attest:


-----------------------
Name:
Title:
                                          J.P. MORGAN TRUST COMPANY, NATIONAL
                                              ASSOCIATION, as Trustee



                                          By:
                                             ----------------------------------
                                             Name:
                                             Title:


Attest:


-----------------------
Name:
Title:

                                                                       EXHIBIT A


[FOR AS LONG AS THIS GLOBAL SECURITY IS DEPOSITED WITH OR ON BEHALF OF THE DEPOSITARY TRUST COMPANY IT SHALL BEAR THE FOLLOWING LEGEND.] UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY, A NEW YORK CORPORATION ("DEPOSITARY"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO THE DEPOSITARY, TO NOMINEES OF DEPOSITARY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

No. [   ]                                        [Principal Amount $300,000,000,
                                         as revised by the Schedule of Increases
                               and Decreases in the Global Note attached hereto]

                                                   CUSIP NO. [                 ]

                      FISHER SCIENTIFIC INTERNATIONAL INC.

          3.25% Convertible Senior Subordinated Note due March 1, 2024

          Fisher Scientific International Inc., a Delaware corporation, promises to pay to Cede & Co., or registered assigns, the principal sum of $300,000,000, as revised by the Schedule of Increases and Decreases in the Global Note attached hereto, on March 1, 2024.

          Interest Payment Dates: March 1 and September 1.

          Record Dates: February 15 and August 15.

          Additional provisions of this Note are set forth on the other side of this Note.

                                            FISHER SCIENTIFIC INTERNATIONAL INC.


                                            By:
                                               ---------------------------------


                                            By:
                                               ---------------------------------

TRUSTEE'S CERTIFICATE OF
    AUTHENTICATION

Dated:

J.P. MORGAN TRUST COMPANY, N.A.
    as Trustee, certifies that this is one of the Notes referred to in the Indenture.



By:
   -----------------------------------------------
           Authorized Signatory

          3.25% Convertible Senior Subordinated Note due March 1, 2024

1.       Interest

         Fisher Scientific International Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company will pay interest semiannually on March 1 and September 1 of each year. Interest on the Notes will accrue from the most recent date to which interest has been paid on the Notes or, if no interest has been paid, from March 3, 2004. The Company shall pay interest on overdue principal or premium, if any (plus interest on such interest to the extent lawful), at the rate borne by the Notes to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.       Method of Payment

         By no later than 10:00 a.m. (New York City time) on the date on which any principal of or interest on any Note is due and payable, the Company shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal, premium, if any, and/or interest. The Company will pay interest (except Defaulted Interest) on the principal amount of the Notes on each March 1 and September 1 to the Persons who are registered Holders of Notes at the close of business on the February 15 and August 15 next preceding the interest payment date even if Notes are canceled or repurchased after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of Notes represented by a Global Note (including principal, premium, if any, and interest) will be made by the transfer of immediately available funds to the accounts specified by the Depositary. The Company will make all payments in respect of a Definitive Note (including principal, premium, if any, and interest) by mailing a check to the registered address of each Holder thereof as such address shall appear on the Note Register; provided, however, that payments on the Notes may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.       Paying Agent, Conversion Agent and Registrar

         Initially, J.P. Morgan Trust Company, National Association ("Trustee") will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent, Registrar or co-registrar without notice to any Holder. The Company or any of its domestically incorporated Subsidiaries may act as Paying Agent, Conversion Agent, Registrar or co-registrar.

4.       Indenture

         The Company issued the Notes under an Indenture dated as of January 20, 2004 as amended or supplemented, including as supplemented by a Supplemental Indenture No. 1, dated as of March 3, 2004, collectively, the "Indenture"), among the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect from time to time (the "Act"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of those terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

         The Notes are unsecured senior subordinated obligations of the Company limited to $300,000,000 aggregate principal amount (or up to not more than $330 million as a result of exercises of the over-allotment option granted to the Underwriters pursuant to the Underwriting Agreement).

5.       Redemption at the Option of the Company

         No sinking fund is provided for the Notes. The Notes are redeemable for cash in whole, or in part, at any time on or after March 2, 2011 at the option of the Company at a redemption price ("Redemption Price") equal to 100% of the principal amount of the Notes to be redeemed plus any accrued and unpaid interest to, but not including, the Redemption Date.

6.       Notice of Redemption at the Option of the Company

         Notice of redemption at the option of the Company shall be mailed at least 30 days but not more than 60 days before a Redemption Date to the Trustee, the Paying Agent and each Holder of Notes to be redeemed at the Holder's registered address. If money sufficient to pay the Redemption Price of all Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, on and after the Redemption Date interest, if any, shall cease to accrue on such Notes or portions thereof. Notes in denominations larger than $1,000 principal amount may be redeemed in part but only in integral multiples of $1,000 principal amount.

7.       Purchase by the Company at the Option of the Holder;
         Purchase at the Option of the Holder Upon a Change in Control

         (a) Subject to the terms and conditions of the Indenture, a Holder shall have the option to require the Company to purchase the Notes held by such Holder on March 1, 2011, March 1, 2016 and March 1, 2021 (each, a "Purchase Date") at a purchase price (the "Purchase Price") equal to 100% of the principal amount of the Notes to be purchased plus any accrued and unpaid interest to such Purchase Date, upon delivery of a Purchase Notice containing the information set forth in the Indenture, from the opening of business on the date that is 20 Business Days prior to such Purchase Date until the close of business on the fifth

Business Day prior to such Purchase Date and upon delivery of the Notes to the Paying Agent by the Holder as set forth in the Indenture. The Company will pay the Purchase Price in cash with respect to the March 1, 2011 Purchase Date, but has the option to pay the Purchase Price in cash, Common Stock or a combination thereof with respect to the other Purchase Dates.

         Notes in denominations larger than $1,000 principal amount may be purchased in part, but only in integral multiples of $1,000 principal amount.

         (b) If a Change in Control shall occur, each Holder shall have the right, at such Holder's option and subject to the terms and conditions of the Indenture, to require the Company to purchase any or all of such Holder's Notes or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000 on the day that is 35 days after the date of the Company Notice of the occurrence of the Change in Control (subject to extension to comply with applicable law) for a Change in Control Purchase Price equal to 100% of the principal amount of Notes purchased plus accrued and unpaid interest to the Change in Control Purchase Date, which Change in Control Purchase Price shall be paid by the Company in cash, as set forth in the Indenture.

         (c) Holders have the right to withdraw any Purchase Notice or Change in Control Purchase Notice, as the case may be, by delivery to the Paying Agent of a written notice of withdrawal in accordance with the provisions of the Indenture.

8.       Conversion

         Subject to the procedures set forth in the Indenture, a Holder may convert Notes into Common Stock on or before the close of business on March 1, 2024 during the periods and upon satisfaction of the conditions set forth in the Indenture.

         Notes in respect of which a Holder has delivered a notice of exercise of the option to require the Company to purchase such Notes pursuant to Article 4 or 5 of the Indenture may be converted only if the notice of exercise is withdrawn in accordance with the terms of the Indenture.

         The initial Conversion Rate is 12.4378 shares of Common Stock per $1,000 principal amount, subject to adjustment in certain events described in the Indenture. The Company shall deliver in lieu of shares of Common Stock, cash or a combination of cash and shares of Common Stock.

         To convert the Notes a Holder must (1) complete and manually sign the irrevocable conversion notice on the back of the Notes (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent at the office maintained by the Conversion Agent for such purpose, (2) surrender the Notes to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Company or the Trustee and (4) pay any transfer or similar tax, if required.

9.       Denominations; Transfer; Exchange

         The Notes are in registered form without coupons in denominations of principal amount of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes for a period beginning 15 days before an interest payment date and ending on such interest payment date.

10.      Persons Deemed Owners

         The registered Holder of this Note may be treated as the owner of this Note for all purposes.

11.      Unclaimed Money

         If money for the payment of the principal of or premium, if any, or interest on the Note remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12.      Defeasance

         Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some of its obligations under the Notes and the Indenture if the Company deposits with the Trustee money or Government Obligations for the payment of principal and interest on the Notes to maturity.

13.      Amendment, Waiver

         Subject to certain exceptions set forth in the Indenture, (i) the Indenture and the Notes may be amended with the written consent of the Holders of at least a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) and (ii) any default (other than with respect to nonpayment) or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend the Indenture or the Notes.

14.      Defaulted Interest

         Except as otherwise specified with respect to the Notes, any Defaulted Interest on any Note shall forthwith cease to be payable to the registered Holder thereof on the relevant regular record date or accrual date, as the case may be, by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company as provided for in the Indenture.

15.      Trustee Dealings with the Company

         Subject to certain limitations set forth in the Indenture each of the Trustee, Paying Agent, Conversion Agent and Registrar under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16.      No Recourse Against Others

         A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

17.      Authentication

         This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Note.

18.      Abbreviations

         Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

19.      CUSIP Numbers

         Pursuant to a recommendation promulgated by the Committee on Uniform
Note Identification Procedures the Company has caused CUSIP numbers to be printed on the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers placed thereon.

20.      Governing Law

         This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

         The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this
Note in larger type. Requests may be made to:

                           Fisher Scientific International Inc.
                           1 Liberty Lane
                           Hampton, New Hampshire  03842
                           Attention:  General Counsel
                           Facsimile No.:  (603) 926-5661

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

               ---------------------------------------------------
              (Print or type assignee's name, address and zip code)

                    ----------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint ___________agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

================================================================================

Date:____________________                     Your Signature:___________________

Signature Guarantee:  ______________________________
                      (Signature must be guaranteed)

-----------------------------------------------------------------------------
Sign exactly as your name appears on the other side of this Note.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

    The following increases or decreases in this Global Note have been made:

                                                                   Principal Amount of         Signature of
                 Amount of decrease in   Amount of increase in      this Global Note       authorized signatory
   Date of        Principal Amount of     Principal Amount of        following such         of Trustee or Notes
   Exchange        this Global Note         this Global Note      decrease or increase           Custodian
   --------        ----------------         ----------------      --------------------     ----------------------

                       OPTION OF HOLDER TO ELECT PURCHASE


         If you want to elect to have this Note purchased by the Company pursuant to Section 5.1 of the Indenture, check the box: [ ]

         If you want to elect to have only part of this Note purchased by the Company pursuant to Section 7.1 of the Indenture, state the amount in principal amount (must be integral multiple of $1,000): $_______________.


Date:_______________       Your Signature:
                                          ------------------------------------
                                          (Sign exactly as your name appears on
                                          the other side of this Note)




Signature Guarantee:  ______________________________
                      (Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Commission Rule 17Ad-15.

                FORM OF CERTIFICATE TO BE DELIVERED UPON EXCHANGE
                    OR REGISTRATION OF TRANSFER OF SECURITIES

             Re: 2.50% Convertible Senior Notes due March 1, 2024 of Fisher Scientific International Inc. (the "Company").


         This Certificate relates to $______________________ principal amount of Notes held in (1)_______ book-entry or **_______ definitive form by _____________________ (the "Transferor").

         The Transferor has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

         You are entitled to rely upon this certificate and you are irrevocably authorized to produce this certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                                     [INSERT NAME OF TRANSFEROR]


                                                     By:
                                                        ------------------------
                                                        Name:
                                                        Title:
                                                        Address:

                                                     Date:




                                        ----------------------------------------
                                        (Signatures must be guaranteed by an
                                        "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)


----------

(1)      Fill in blank or check appropriate box, as applicable.

                                CONVERSION NOTICE

To convert this Security into Common Stock of the Company, check the box:

[ ]

To convert only part of this Security, state the principal amount to be converted (must be in multiples of $1,000):

$
-------------------------------------------------------------------------------
If you want the stock certificate made out in another person's name, fill in the form below:


--------------------------------------------------------------------------------
(Insert other person's soc. sec. or tax I.D. no.)


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Print or type other person's name, address and zip code)

--------------------------------------------------------------------------------

Date:______________    Signature(s):
                                     -----------------------------------------

                                        ----------------------------------------
                                        (Signatures must be guaranteed by an
                                        "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

Signature(s) guaranteed by:
                           -----------------------------------------------------
(Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)